EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 15, 2008, Cell Therapeutics, Inc., (“CTI” or “the Company”) closed the transaction with Spectrum Pharmaceuticals, Inc. (“Spectrum”) to form a 50/50 owned joint venture, RIT Oncology, LLC, (the “Joint Venture”), to commercialize and develop Zevalin® (ibritumomab tiuxetan) (the “Zevalin Product”) in the United States. CTI acquired the U.S. rights to develop, market and sell Zevalin from Biogen Idec Inc. on December 21, 2007. At the closing of the joint venture transaction, CTI contributed all assets exclusively related to the Zevalin Product to the Joint Venture and in exchange received a fifty percent (50%) membership interest in the Joint Venture and an initial payment from the Joint Venture of $7.5 million. CTI will receive an additional payment of $7.5 million in early January 2009 and may receive up to $15 million in product sales milestone payments upon the Joint Venture’s achievement of certain revenue targets. Also at the closing, the Joint Venture issued to Spectrum a fifty percent (50%) membership interest in the Joint Venture in exchange for its capital contribution, a portion of which funded the purchase price paid by the Joint Venture to CTI.

CTI and Spectrum are the sole members of the Joint Venture whose sole purpose is to commercialize the Zevalin Product in the United States. In connection with the formation of the Joint Venture, CTI and Spectrum entered into the amended and restated operating agreement for the Joint Venture (the “LLC Agreement”), setting forth the terms of governance, capital contributions and distributions and certain buy-out and put rights (as further described below), among other things. The Joint Venture is governed by a Board of Managers comprised of an equal number of members from each of CTI and Spectrum. Both parties will equally provide for the future capital requirements of the Joint Venture and share equally in the profits and losses of the Joint Venture. At the closing, CTI made an initial $1.8 million capital contribution to the Joint Venture.

The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2008 and the unaudited condensed combined statements of operations for the nine months ended September 30, 2008 and the year ended December 31, 2007 are based on the historical financial statements of CTI and the Zevalin product profit and loss statement, including certain estimates, assumptions and adjustments described in the accompanying notes to the pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is intended for informational purposes only and does not purport to represent what CTI’s financial position or results of operations would actually have been if the formation of the joint venture had in fact occurred on the dates indicated below and should not be construed as being representative of future operating results.

For pro forma purposes:

•	CTI’s unaudited balance as of September 30, 2008 has been adjusted assuming that the joint venture transaction occurred on September 30, 2008;

•	CTI’s unaudited statement of operations for the nine months ended September 30, 2008 has been adjusted assuming that the joint venture transaction occurred on January 1, 2008;

•	CTI’s statement of operations for the year ended December 31, 2007 has been adjusted as if the joint venture transaction occurred on January 1, 2007; and

•

Due to its non-recurring nature, the estimated gain on sale recognized by CTI has been excluded from the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2008 and the year ended December 31, 2007.

These unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical financial statements and the related notes included in CTI’s Annual Report on Form 10-K for the year ended December 31, 2007 and its quarterly report on Form 10-Q for the nine months ended September 30, 2008.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

September 30, 2008

(In thousands)

	Cell Therapeutics, Inc.	Disposition of Zevalin to Joint Venture (A)	Formation of Joint Venture		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$10,530	$—	$11,758	(B)	$22,288
Restricted cash	29,441	—	—		29,441
Securities available-for-sale	1,196	—	—		1,196
Interest receivable	13	—	—		13
Accounts receivable, net	1,590	—	—		1,590
Inventory, net	414	(414)	—		—
Prepaid expenses and other current assets	4,159	—	414	(C)	4,573

Total current assets	47,343	(414)	12,172		59,101
Property and equipment, net	4,426	—	—		4,426
Goodwill	17,064	—	—		17,064
Other intangibles, net	14,638	(14,638)	—		—
Other assets	10,275	—	1,800	(D)	12,075

Total assets	$93,746	$(15,052)	$13,972		$92,666

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$11,144	$—	—		$11,144
Accrued expenses	24,944	—	—		24,944
Warrant liability	2,820	—	—		2,820
Current portion of deferred revenue	80	—	—		80
Current portion of long-term obligations	730	—	—		730

Total current liabilities	39,718	—	—		39,718
Deferred revenue, less current portion	339	—	—		339
Other long-term obligations, less current portion	9,203	(6,180)	—		3,023
18.33% convertible senior notes	15,485	—	—		15,485
15.5% convertible senior notes	14,214	—	—		14,214
15% convertible senior notes	17,540	—	—		17,540
9% convertible senior notes	4,027	—	—		4,027
7.5% convertible senior notes	32,505	—	—		32,505
6.75% convertible senior notes	6,923	—	—		6,923
5.75% convertible senior notes	23,619	—	—		23,619
5% convertible senior subordinated notes	55,150	—	—		55,150

Total liabilities	218,723	(6,180)	—		212,543
Commitments and contingencies
Minority interest in subsidiary	—	—	—		—
Preferred Stock	8,403	—	—		8,403
Shareholders’ deficit:
Common stock	1,142,573	(8,872)	8,872		1,142,573
Accumulated other comprehensive loss	(4,974)	—	—		(4,974)
Accumulated deficit	(1,270,979)	—	5,100	(E)	(1,265,879)

Total shareholders’ deficit	(133,380)	(8,872)	13,972		(128,280)

Total liabilities and shareholders’ deficit	$93,746	$(15,052)	$13,972		$92,666

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2008

(In thousands, except per share amounts)

	Cell Therapeutics, Inc.	Disposition of Zevalin to Joint Venture (F)	Formation of Joint Venture		Pro Forma Combined
Revenues:
Product sales	$8,824	$(8,824)	$—		$—
License and contract revenue	60	—	—		60

Total revenues	8,884	(8,824)	—		60

Operating expenses:
Cost of product sold	2,349	(2,349)	—		—
Research and development	43,038	(5,201)	—		37,837
Selling, general and administrative	30,526	(5,100)	—		25,426
Amortization of purchased intangibles	1,540	(519)	—		1,021
Acquired in-process research and development	36	—	—		36

Total operating expenses	77,489	(13,169)	—		64,320

Loss from operations	(68,605)	4,345	—		(64,260)
Other income (expense):
Investment and other income	499	—	—		499
Interest expense	(6,955)	—	—		(6,955)
Amortization of debt discount and issuance costs	(52,259)	—	—		(52,259)
Foreign exchange gain	909	—	—		909
Make-whole interest expense	(52,512)	—	—		(52,512)
Gain on derivative liabilities, net	56,092	—	—		56,092
Loss on exchange of convertible notes	(15,880)	—	—		(15,880)
Write-off of financing arrangement costs	(2,361)	—	—		(2,361)
Settlement expense	(799)	—	—		(799)
Equity investment earnings in joint venture	—	—	(2,554)	(G)	(2,554)

Other expense, net	(73,266)	—	(2,554)		(75,820)

Loss before minority interest	(141,871)	4,345	(2,554)		(140,080)
Minority interest in net loss of subsidiary	95	—	—		95

Net loss	(141,776)	4,345	(2,554)		(139,985)
Preferred stock beneficial conversion feature	(1,067)	—	—		(1,067)
Preferred stock dividends	(574)	—	—		(574)
Deemed dividends on conversion of preferred stock	(18,149)	—	—		(18,149)

Net loss attributable to common shareholders	$(161,566)	$4,345	$(2,554)		$(159,775)

Basic and diluted net loss per common share	$(13.68)				$(13.53)

Shares used in calculation of basic and diluted net loss per common share	11,807				11,807

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

(In thousands, except per share amounts)

	Cell Therapeutics, Inc.	Disposition of Zevalin to Joint Venture (F)	Formation of Joint Venture		Pro Forma Combined
Revenues:
Product sales	$47	$(47)	$—		$—
License and contract revenue	80	—	—		80

Total revenues	127	(47)	—		80

Operating expenses:
Cost of product sold	49	(49)	—		—
Research and development	72,019	—	—		72,019
Selling, general and administrative	35,316	—	—		35,316
Acquired in-process research and development	24,615	—	—		24,615
Amortization of purchased intangibles	913	(43)	—		870
Restructuring charges and related asset impairments	201	—	—		201

Total operating expenses	133,113	(92)	—		133,021

Loss from operations	(132,986)	45	—		(132,941)
Other income (expense):
Investment and other income, net	2,430	—	—		2,430
Interest expense	(12,517)	—	—		(12,517)
Foreign exchange gain	4,657	—	—		4,657
Make-whole interest expense	(2,310)	—	—		(2,310)
Gain on derivative liabilities, net	3,672	—	—		3,672
Loss on exchange of convertible notes	(972)	—	—		(972)
Settlement expense	(160)	—	—		(160)
Equity investment earnings in joint venture	—	—	(23)	(G)	(23)

Other expense, net	(5,200)	—	(23)		(5,223)

Loss before minority interest	(138,186)	45	(23)		(138,164)
Minority interest in net loss of subsidiary	78	—	—		78

Net loss	(138,108)	45	(23)		(138,086)
Preferred stock beneficial conversion feature	(9,549)				(9,549)
Preferred stock dividends	(648)	—	—		(648)

Net loss attributable to common shareholders	$(148,305)	$45	$(23)		$(148,283)

Basic and diluted net loss per common share	$(32.75)				$(32.74)

Shares used in calculation of basic and diluted net loss per common share	4,529				4,529

See accompanying notes.

Notes to Unaudited Pro Forma

Condensed Combined Statements of Operations

Note 1. Pro Forma Consolidated Financial Statements Notes

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(A)	Represents the net book value of assets and liabilities included in the disposition of the Zevalin business to the Joint Venture.

(B)	Reflects cash proceeds of $15.0 million received from the sale of 50% ownership in the Joint Venture. Cash proceeds were used in the calculation of CTI’s gain on sale. One half of proceeds were received upon closing and one half will be received in early January 2009. In addition, this amount reflects approximately $1.4 million in estimated formation costs related to the Joint Venture and a $1.8 million capital contribution payment by CTI to the Joint Venture.

(C)	Amount represents a receivable from the Joint Venture for purchase of Zevalin inventory from CTI.

(D)	Amount represents CTI’s equity investment in the Joint Venture upon the initial capital contribution of $1.8 million cash.

(E)	Represents estimated recognized gain on sale of the net assets and liabilities included in the disposition and calculated based on the amount of cash received for these assets.

(F)	Reflects elimination of the historical Zevalin business as a result of its disposition to the Joint Venture.

(G)	Represents CTI’s 50% investment income from the Joint Venture after taking into account transactions activity of the Joint Venture, which includes estimated amortization of intangible assets. For pro forma purposes, the fair value of the individual intangible assets under the Joint Venture was estimated by allocating the fair value of total assets to the individual intangible assets based on allocation percentages used for these assets upon the acquisition of Zevalin from Biogen in December 2007. The actual fair value of individual intangible assets will be determined using a valuation performed by an independent third party.